Exhibit 10.1

Sea Otter Trading, LLC 1111 Brickell Ave, Suite 2920 Miami FL, 33131	Aeries Technology, Inc. PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

October 30, 2026

This Settlement Agreement (this “Settlement Agreement”) is being executed by and between Sea Otter Trading, LLC, a Delaware limited liability company (the “Investor”), and Aeries Technology, Inc., a Cayman Islands exempted company (formerly known as Worldwide Webb Acquisition Corp.) (the “Company,” and together with the Investor, the “Parties” and each, a “Party”). Reference is made to that certain Confirmation of OTC Equity Prepaid Forward Transaction, dated as of November 3, 2023, by and between the Company and the Investor, as amended by that certain Forward Purchase Agreement Confirmation Amendment, dated as of November 3, 2023, as amended and restated (as amended and restated, the “Agreement”, collectively with all other instruments, agreements or other items executed or delivered in connection with the Agreement or between the Parties in contemplation of the consummation of the de-SPAC transaction of the Company completed in November 2023, are referred to herein as the “Transaction Documents”). Reference is also made to that certain Letter Agreement, dated as of August 3, 2026, by and between the Investor and the Company (the “Letter Agreement”).

WHEREAS, pursuant to the Agreement, the Company was obligated to pay the Investor the Maturity Consideration (as defined in the Agreement), consisting of a cash payment equal to $911,461 (the “Payment Liability”), as of the Maturity Date (as defined in the Agreement);

WHEREAS, the Parties entered into the Letter Agreement to provide for the settlement of the Payment Liability through periodic amortization payments, the issuance of 145,183 Class A ordinary shares of the Company (the “Shares”) as collateral, and certain related sale mechanics and covenants;

WHEREAS, the Parties now desire to settle and resolve all outstanding obligations under the Agreement, the Transaction Documents, and the Letter Agreement on the terms set forth herein; and

WHEREAS, in connection with such settlement, the Company desires to make a lump-sum cash payment to the Investor, and the Investor desires to return all Shares to the Company, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, and in consideration of the mutual promises, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Escrow Agreement.

(a)	Concurrently with the execution of this Settlement Agreement, the Company and the Investor shall enter into an escrow agreement with Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), substantially in the form attached hereto as Annexure A (the “Escrow Agreement”), pursuant to which the Escrow Agent shall establish a segregated, non-interest-bearing escrow account (the “Escrow Account”).

(b)	The Escrow Agreement shall provide, among other things, that: (i) the Escrow Agent shall hold the Settlement Payment (as defined in Section 2) in the Escrow Account and shall disburse it only as set forth in this Section 1(b); (ii) upon receipt by the Escrow Agent of written confirmation from the Transfer Agent (as defined in Section 3(a)) that all 145,183 Shares have been transferred to the Company in accordance with Section 3(a) (the “Share Transfer Confirmation”), the Escrow Agent shall promptly, without any further act, consent or instruction of either Party, release the Settlement Payment to the Investor by wire transfer to the account designated by the Investor in the Escrow Agreement; (iii) if the Escrow Agent has not received the Share Transfer Confirmation within 10 business days from the date of this agreement (or such later date as the Parties may jointly instruct the Escrow Agent in writing) (the “Outside Date”), the Escrow Agent shall return the Settlement Payment to the Company; and (iv) all fees and charges of the Escrow Agent shall be borne by the Company.

(c)	Each Party shall deliver such joint written instructions and take such other actions as may be required under the Escrow Agreement to give effect to this Section 1, and neither Party shall deliver any instruction to the Escrow Agent that is inconsistent with this Section 1.

(d)	If the Settlement Payment is returned to the Company in accordance with Section 1(b)(iii), the releases set forth in Section 4 and the termination set forth in Section 5 shall not become effective.

(e)	The release of the Settlement Payment to the Investor from the Escrow Account in accordance with the Escrow Agreement shall constitute payment in full of the Settlement Payment and full satisfaction of the Company’s payment obligations under this Settlement Agreement, and the Company shall have no liability for any act or omission of the Escrow Agent. As between the Parties, in the event of any conflict between this Settlement Agreement and the Escrow Agreement, this Settlement Agreement shall prevail.

2. Settlement Payment. Following the execution of the Escrow Agreement, the Company shall deposit a cash amount equal to $911,461 (the “Settlement Payment”) by wire transfer of immediately available funds into the Escrow Account, in accordance with the Escrow Agreement.

3. Return of Shares.

(a)	Upon written confirmation by the Escrow Agent to the Parties, pursuant to the Escrow Agreement, of its receipt of the Settlement Payment in the Escrow Account, the Investor shall, within two (2) business days thereafter, return to the Company all 145,183 Shares held by the Investor. The Investor shall execute and deliver all instruments and take all actions as may be reasonably requested by the Company to effectuate such return of Shares, including, without limitation, the delivery of executed stock transfer powers bearing a medallion signature guarantee and any other customary transfer documentation required by Continental Stock Transfer & Trust Company, in its capacity as transfer agent of the Company (the “Transfer Agent”).

(b)	The Investor represents and warrants to the Company that (i) it is the sole record and beneficial owner of all 145,183 Shares, free and clear of any lien, pledge, security interest, encumbrance, claim or other restriction (other than restrictions under applicable securities laws); (ii) it has not sold, transferred, assigned, pledged or otherwise disposed of any of the Shares or any interest therein; and (iii) upon the transfer of the Shares in accordance with Section 3(a), the Company will acquire good and valid title to all of the Shares, free and clear of any such lien, pledge, security interest, encumbrance, claim or restriction. Pending such transfer, the Investor shall not sell, transfer, assign, pledge or otherwise dispose of any of the Shares or any interest therein.

4. Mutual General Releases.

(a)	Effective automatically as of the Release Effective Date (as defined in Section 4(e)), and for and in consideration of the covenants and agreements set forth herein, each Party, on behalf of itself and its past, present and future affiliates, parents, subsidiaries, predecessors, successors and assigns, and each of their respective past, present and future officers, directors, managers, members, partners, principals, owners, shareholders, employees, attorneys, insurers, reinsurers, agents, representatives, heirs, executors, administrators, successors-in-interest and predecessors-in-interest, whether in their individual or official capacities (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases, acquits and forever discharges the other Party and such other Party’s past, present and future affiliates, parents, subsidiaries, predecessors, successors and assigns, and each of their respective past, present and future officers, directors, managers, members, partners, principals, owners, shareholders, employees, attorneys, insurers, reinsurers, agents, representatives, heirs, executors, administrators, successors-in-interest and predecessors-in-interest, whether in their individual or official capacities (collectively, the

“Released Parties”) from any and all claims, demands, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, obligations, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs), of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, fixed or contingent, whether arising at law, in equity or otherwise, which the Releasing Parties now have, have ever had, or may hereafter have against the Released Parties, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time through and including the Release Effective Date, including, without limitation, any claims arising out of, relating to, or in connection with the Agreement, the Transaction Documents, the Letter Agreement, the Shares, the Payment Liability, or any other dealings, negotiations, transactions or arrangements between the Parties, including in connection with the de-SPAC transaction of the Company (collectively, the “Released Claims”).

(b)	Notwithstanding the foregoing, the Released Claims shall not include any claims arising out of or relating to the enforcement of the terms and conditions of this Settlement Agreement or the Escrow Agreement, or any breach thereof.

(c)	Each Party represents and warrants that it has not heretofore assigned, transferred or granted, or purported to assign, transfer or grant, any of the Released Claims or any part thereof to any other person or entity. Each Party, on behalf of itself and the other Releasing Parties, covenants not to commence, maintain, prosecute or voluntarily assist in any action, suit or proceeding against any Released Party with respect to any Released Claim.

(d)	Each Party acknowledges that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, and agrees that this release shall be and remain in full force and effect in all respects notwithstanding such additional or different facts or the discovery thereof. Each Party expressly waives, to the fullest extent permitted by law, the benefit of Section 1542 of the California Civil Code and of any other statute, rule or doctrine of any jurisdiction that would otherwise limit the release of unknown or unsuspected claims.

(e)	Until both (i) the Settlement Payment has been released to the Investor from the Escrow Account in accordance with Section 1 and the Escrow Agreement and (ii) the Investor has transferred all 145,183 Shares to the Company as provided in Section 3(a), the releases set forth in this Section 4 shall have no force or effect, and neither Party shall be deemed to have released any Released Claims. Upon the satisfaction of both conditions (the date on which both such conditions are satisfied, the “Release Effective Date”), the releases shall become effective automatically without any further action by either Party.

5. Termination of Prior Agreements. Effective upon the Release Effective Date, the Agreement, the Transaction Documents and the Letter Agreement are hereby terminated in their entirety and shall be of no further force or effect, and all rights and obligations of the Parties thereunder (other than any provisions that by their nature are intended to survive termination, including, without limitation, any confidentiality obligations contained therein) shall cease and be extinguished. Upon the Release Effective Date, this Settlement Agreement shall supersede and replace the Letter Agreement in its entirety. For the avoidance of doubt, from and after the Release Effective Date, neither Party shall have any further rights, obligations or liabilities under the Agreement, the Transaction Documents or the Letter Agreement, except as expressly set forth in this Settlement Agreement. From the date of this Settlement Agreement until the earlier of the Release Effective Date and the Outside Date, neither Party shall take any action to enforce any right or remedy under, and no payment shall become due from the Company under, the Agreement, the Transaction Documents or the Letter Agreement.

6. No Admission of Liability. This Settlement Agreement constitutes a compromise and settlement of disputed matters and shall not be construed as an admission of liability or wrongdoing by either Party. Each Party expressly denies any liability to the other Party in connection with the matters resolved herein.

7. Governing Law; Jurisdiction. This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the federal and state courts located in the State of New York, County of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Settlement Agreement or the transactions contemplated hereby, and each Party irrevocably waives and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that any such suit, action or proceeding is brought in an inconvenient forum, that the venue of any such suit, action or proceeding is improper, or that this Settlement Agreement or the subject matter hereof may not be enforced in or by such courts.

8. Entire Agreement. This Settlement Agreement, together with the Escrow Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, commitments, offers, contracts and agreements, whether written or oral, relating to such subject matter.

9. Amendments; Waivers. No amendment, modification or waiver of any provision of this Settlement Agreement shall be effective or enforceable unless made in a writing signed by each of the Parties. No waiver of any provision of this Settlement Agreement shall operate or be construed as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. The failure or delay of either Party in exercising any right, power or privilege under this Settlement Agreement shall not operate as a waiver thereof.

10. Severability. If any term, provision, covenant or restriction of this Settlement Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

11. Attorneys’ Fees. In the event that any legal action or proceeding is initiated by either Party to enforce or interpret any provision of this Settlement Agreement, or to resolve any dispute arising out of or related to this Settlement Agreement, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys’ fees and costs, including fees and costs on any appeals, in addition to any other relief to which such prevailing party may be entitled.

12. Notices. All notices, requests, demands and other communications under this Settlement Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when sent by e-mail (with a copy sent by nationally recognized overnight courier), (c) one business day after being sent by nationally recognized overnight courier, or (d) three business days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, addressed as follows:

If to the Investor:	If to the Company:

Sea Otter Trading, LLC 1111 Brickell Ave, Suite 2920 Miami FL, 33131	Aeries Technology, Inc. PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
***	***
Attention: Peter Smith	Attention: Ajay Khare, CEO

or to such other address or email-address as either Party may designate in writing from time to time in accordance with this Section 12.

13. Counterparts. This Settlement Agreement may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Settlement Agreement by facsimile or other electronic means (including portable document format (.pdf)) shall be equally as effective as delivery of a manually executed counterpart of this Settlement Agreement.

14. Authority; Acknowledgement. Each Party represents and warrants that it has read this Settlement Agreement, understands its terms and conditions, has had the opportunity to consult with counsel of its choosing, and enters into it knowingly and voluntarily. Each signatory to this Settlement Agreement represents and warrants that such person is duly authorized and empowered to execute this Settlement Agreement on behalf of the Party for which such person is signing, and that upon execution this Settlement Agreement will be legally binding upon such Party without any further approval, ratification or other action.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the date first written above.

SEA OTTER TRADING, LLC		AERIES TECHNOLOGY, INC.

By:	/s/ Peter Smith	By:	/s/ Ajay Khare
Name:	Peter Smith	Name:	Ajay Khare
Title:	Authorized Representative	Title:	Chief Executive Officer

ANNEXURE A

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of October __, 2026 by and among Aeries Technology, Inc., a Cayman Islands exempted company (the “Company”), Sea Otter Trading, LLC, a Delaware limited liability company (the “Party”) and Continental Stock Transfer & Trust Company, 1 State Street, New York, NY 10004 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, pursuant to the Settlement Agreement, dated as of [●], 2026, between the Company and the Party (the “Settlement Agreement”), the Company is in the process of receiving 145,183 Class A ordinary shares of the Company (the “Shares”) from the Party, as set forth opposite its name on Exhibit A, for an aggregate cash payment of $961,461 (the “Escrow Amounts”) in full settlement of the amounts outstanding under the Confirmation of OTC Equity Prepaid Forward Transaction, dated as of November 3, 2023, between the Company and the Party (as amended), and the Letter Agreement, dated as of August 3, 2026, between the Company and the Party (the “Letter Agreement”);

WHEREAS, prior to the closing of the foregoing transaction, the Company has agreed to deposit the Escrow Amounts into the escrow account established with the Escrow Agent (the “Escrow Account”);

WHEREAS, the Company and the Party wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act in that capacity, to hold and administer and distribute the amounts deposited into the Escrow Account hereunder in accordance with, and subject to, the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. The recitals to this Agreement and the information set forth on the information sheet which is attached to this Agreement as Exhibit B (the “Information Sheet”) are incorporated by reference herein and made a part hereof.

2. Establishment of the Escrow Account.

2.1	The Escrow Agent is hereby appointed as escrow agent to hold and distribute the Escrow Amounts in accordance with the terms hereof, and the Escrow Agent hereby accepts such appointment and agrees to act in such capacity in accordance with the terms hereof.

2.2	The Escrow Agent shall establish a separate non-interest-bearing bank account at JPMorgan Chase Bank (the “Bank Account”) and bearing the designation set forth on Section 1 of the Information Sheet for the benefit of the Company and the Party pursuant to this Agreement, and shall not commingle the Escrow Amounts with any other third-party deposits or its own funds. While the Escrow Amounts are on deposit, the Escrow Agent may earn bank credits or other consideration. The Escrow Agent shall advise the Party and the Company with respect to the account number of the Bank Account and the wire transfer instructions with respect thereto.

2.3	The Escrow Agent shall maintain a separate record of the amount held at any time, and transactions effected into or from, the Escrow Account.

3. Deposits to the Bank Account.

3.1	The Company shall notify the Escrow Agent with respect to the deposit of the Escrow Amounts into the Bank Account. The Escrow Agent shall cause the Bank to process such Escrow Amounts for collection through the banking system.

3.2	The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by the parties, except during the Escrow Agent’s regular business hours.

3.3	Only the Escrow Amounts which have been deposited in the Bank Account, and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Funds.”

3.4	The Escrow Agent shall provide written confirmation to the Company and the Party of its receipt of the Escrow Amounts immediately upon their deposit with the Escrow Agent.

4. Disbursement from the Escrow Account.

4.1	Upon the receipt of written confirmation from Continental Stock Transfer & Trust Company, in its capacity as transfer agent of the Company, that all 145,183 Shares have been transferred from the Party to the Company (the “Share Transfer Confirmation”), promptly thereafter, the Escrow Agent shall, without any further act, consent or instruction of the Company or the Party, disburse the Funds to the Party in accordance with the wire transfer instructions set forth in Exhibit A hereto.

4.2	In the event the Escrow Agent has not received the Share Transfer Confirmation within 10 business days from the days of Settlement agreement (or such later date as the Company and the Party may jointly instruct the Escrow Agent in writing) (the “Outside Date”), the Escrow Agent shall as promptly thereafter as practicable return the Escrow Amounts to the Company in accordance with the wire transfer instructions set forth in Exhibit A-1 hereto.

4.3	Upon disbursement of the Funds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments required to be made by the Escrow Agent exceed the amount of the Funds.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1	The Escrow Agent shall notify the Company and the Party, on a daily basis, of the Escrow Amounts which have been deposited in the Escrow Account and of the amounts, constituting the Funds, which have cleared the banking system and have been collected by the Escrow Agent, and all other Funds.

5.2	The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between the Company and the Party nor shall the Escrow Agent be responsible for the performance by the Company or the Party of their respective obligations under this Agreement.

5.3	The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent by the Company and the Party pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence, or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument, or other document.

5.4	If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account, the Escrow Amounts or the Funds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Funds, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.5	The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel.

5.6	The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Funds, or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Funds or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may not be altered or amended without the prior the written consent of Company, the Party, and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Company and the Party specifying a date when such resignation shall take effect and upon delivery of the Funds to the successor escrow agent designated by the Company and the Party in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company and the Party fail to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly return the Funds to the Company in accordance with the wire transfer instructions set forth in Exhibit A-1, without interest thereon or deduction by the Escrow Agent. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Funds. The Company and the Party shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Funds as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Company and Party for any expenses incurred in connection with its resignation, transfer of the Funds to a successor escrow agent or distribution of the Funds pursuant to this Section 6.

7. Representations and Warranties. The Company and Party hereby represent and warrant, severally and jointly, to the Escrow Agent that:

7.1	No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Funds, or any part thereof.

7.2	No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Funds or any part thereof.

7.3	All of the information with respect to the parties contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Funds, true and correct.

7.4	Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Company shall be responsible for the payment of the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Company agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

9. Indemnification and Contribution.

9.1	The Company and the Party (referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all direct loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct, fraud or gross negligence of the Indemnitees.

9.2	If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3	The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Funds pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Funds shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed as follows:

If to the Escrow Agent:

Continental Stock Transfer & Trust Company
Escrow Department
1 State Street, 30th Floor
New York, New York 10004
Attention:	Jaswinder Goraya / Matthew Velazquez
Email:	***
***

If to the Company:

Name:	Salma Curmally
Title:	Director – Legal & Compliance
Entity:	Aeries Technology, Inc.
Address:	5th Floor, Paville House, Twin Tower Lane, Prabhadevi, Mumbai, MH, India 400025
Email:	***

If to the Party:

Name:	Peter Smith
Title:	Authorized Representative
Entity:	Sea Otter Trading, LLC
Address:	1111 Brickell Ave, Suite 2920, Miami FL, 33131
Email:	***

13. Third Party Beneficiaries. No persons or entities are intended to be third party beneficiaries of the escrow arrangements contemplated by this Agreement.

14. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

15. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date and year first written above.

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:	Francis Wolf
Title:	Vice President

COMPANY:

AERIES TECHNOLOGY, INC.

By:
Name:	Bhisham (Ajay) Khare
Title:	Director & CEO

PARTY:

SEA OTTER TRADING, LLC

By:
Name:	Peter Smith
Title:	Authorized Representative

EXHIBIT A

Party Shares Receipt and Distribution Wire Transfer Instructions

EXHIBIT A-1

Company Wire Transfer Instructions

EXHIBIT B

ESCROW AGREEMENT INFORMATION SHEET